EXHIBIT 10.7

September 21, 2011
SunPower Corporation
3939 N. First Street
San Jose, CA 95134
Attn: Dennis Arriola, Chief Financial Officer
Re: The Base Issuer Warrant Transaction, Dated March 25, 2010, Transaction Reference Number: NY - 40065, as amended on December 22, 2010, with a Strike Price of $27.03 on the Number of Warrants as provided on Annex A thereto (the "Base Warrant"); the Additional Issuer Warrant Transaction, Dated April 5, 2010. Transaction Reference Number: NY - 40103, as amended on December 22, 2010, with a Strike Price of $27.03 on the Number of Warrants as provided on Annex A thereto (the "Additional Warrant", and together with the Base Warrant, collectively, the "Warrants"); The Base Convertible Debenture Hedge Transaction, Dated March 25, 2010, Transaction Reference Number: NY - 40064, relating to the $220,000,000 principal amount of 4.50% senior convertible debentures due 2015 (the "Base Bond Hedge"); and the Additional Convertible Debenture Hedge Transaction, Dated April 5, 2010, Transaction Reference Number: NY - 40102, Additional Convertible Debenture Hedge Transaction relating to the $250,000,000 principal amount of 4.50% senior convertible debentures due 2015 (the "Additional Bond Hedge", and together with the Base Bond Hedge, collectively, the "Bond Hedges").
Dear Mr. Arriola:
This letter memorializes the agreements of the Parties with respect to the effect, if any, the consummation of the Tender Offer (the "Tender") on or about June 21, 2011 by Total SA in respect of the Shares of SunPower had on the Warrants and Bond Hedges. The Parties agree as follows:

(1)	The Strike Price under each of the Warrants shall, as a result of the Tender, change from $27.03 to $24.00.

(2)	All Terms, other than the Strike Price, of each of the Warrants, shall be unaffected by the Tender and each shall remain in full force and effect.

(3)	The Terms of the Bond Hedges shall not be adjusted as a result of the Tender and each shall remain in full force and effect.
Please confirm SunPower Corporation's acknowledgement and agreement with the foregoing and your authority to act on behalf of SunPower Corporation by countersigning where indicated below.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, member FINRA/SIPC, is a subsidiary of Bank of America, Corporation

1 Bryant Park, New York, NY 10036

Very truly yours,
Bank of America, N.A.
By: /s/ Chris Hutmaker
Chris Hutmaker, Managing Director

Agreed and acknowledged:
SunPower Corporation
By: /s/ Dennis Arriola
Dennis Arriola, Chief Financial Officer

Merrill Lynch, Pierce, Fenner & Smith Incorporated, member FINRA/SIPC, is a subsidiary of Bank of America, Corporation

1 Bryant Park, New York, NY 10036